                                                                      EXHIBIT 99

            WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP
                            FORM 10-QSB JUNE 30, 2004

SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP
AGREEMENT

1.   Statement of Cash Available for Distribution for the three months ended
     June 30, 2004:

     Net loss                                              $     (23,000)
     Add: Cash from reserves                                      23,000
                                                           -------------
     Cash Available for Distribution                       $          -
                                                           =============

2.   Fees and other compensation paid or accrued by the Partnership to the
     General Partners, or their affiliates, during the three months ended June
     30, 2004:

         Entity Receiving               Form of
           Compensation               Compensation               Amount
     ------------------------   ------------------------    -----------------

               None

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